Exhibit 99.1

Millrose Properties Reports First Quarter 2026 Financial Results

First Quarter Net Income of $0.74 Per Share and AFFO of $0.76 Per Share

Expanded Counterparty Base to 17 Homebuilders, Including Addition of a Top-10 National Builder and Redeployed $989 Million in Land Acquisitions and Development Funding Across the Portfolio

Total Homesites Under Option Contracts and Other Related Assets of $9.5 Billion with Zero Option Terminations Since Inception; Invested Capital Outside of the Lennar Master Program Agreement Reached $2.7 Billion, Reflecting $365 Million of Growth Versus the Prior Quarter

Converted Credit Facility to Fully Unsecured Structure and Added $500 Million Delayed Draw Term Loan Commitment, Expanding Total Capacity to over $1.8 Billion

Generated $726 Million in Net Cash Proceeds from Homesite Sales with Zero Option Terminations

MIAMI – May 6, 2026 – Millrose Properties, Inc. (NYSE: MRP, “Millrose” or the “Company”), the homesite option platform for residential homebuilders, today announced its financial results for the first quarter ended March 31, 2026.

“We began 2026 with solid first quarter results, reflecting consistent execution of our strategy,” said Darren Richman, Chief Executive Officer and President of Millrose. “Across the homebuilding industry, builders are navigating competing priorities — sustaining community count growth while exercising balance sheet discipline in a margin-compressed environment. As builders seek to preserve margins while sustaining growth, demand for capital-light lot access is increasing, and our platform is positioned at the center of that structural shift.”

Mr. Richman continued, “As margins compress across the industry, the carrying cost of land on the balance sheet weighs more heavily on builder returns — yet the multi-year nature of land investment means those commitments cannot be deferred without sacrificing future growth. That is the precise tension our platform is designed to resolve. During the quarter, we expanded our counterparty base to 17 homebuilders, including the addition of a top-10 national builder, and strengthened our capital foundation by converting to a fully unsecured credit facility — positioning Millrose to meet that growing demand at scale.”

Financial Highlights

Millrose produces recurring cash flow through contractual monthly cash options payments with continuous capital redeployment of homesite sale proceeds.

For the first quarter of 2026, Millrose reported:

•
Net income attributable to Millrose common shareholders of $122.9 million, or $0.74 per share
•
Total revenues: $194.9 million (option fees and development loan income)
•
Adjusted Funds From Operations (AFFO): $125.9 million, or $0.76 per share.

Total portfolio weighted average annualized yield was 9.2% as of March 31, 2026, consistent with the prior quarter despite a decline in the base rate, SOFR. This stability reflects growth in homesite investments outside the Lennar Master Program Agreement, with option rate spreads remaining constant over the base rate.

First quarter results reflect a shorter calendar period of 90 days versus 92 days in the fourth quarter. This created a modest mechanical reduction in option fee income with no impact on the earnings trajectory of the business.

Dividend

On March 23, 2026, Millrose declared a quarterly dividend of $126.2 million, or $0.76 per share of Class A and Class B common stock. The dividend was paid on April 15, 2026, to shareholders of record as of April 3, 2026.

Portfolio Highlights

•
Lennar Master Program Agreement: The Lennar relationship remains foundational to the Millrose platform, providing a stable base of recurring cash flow. For the first quarter of 2026, Millrose received $626 million in net cash proceeds from homesite sales to Lennar and redeployed $524 million into new land acquisitions and development funding. As of March 31, 2026, the Lennar homesites under option contracts were $6.4 billion and the Lennar Invested Capital balance was approximately $6 billion with a weighted average yield of 8.5%.
•
Other Agreements: Millrose funded an additional $465 million under Other Agreements at a weighted average yield of 10.7%, bringing homesites under option contracts and other related assets to $3.1 billion and Invested Capital net of realized homesite sales of $2.7 billion as of March 31, 2026. This capital growth of approximately $365 million compared to the prior quarter reflects the organic expansion of Millrose's business model, including the continued diversification of its builder base to 16 counterparties outside of Lennar, highlighted by the addition of a top-10 national homebuilder.
•
Portfolio Composition: Millrose ended the quarter with over 143,000 homesites across 904 communities in 30 states as of March 31, 2026. This represents an on-track expansion from the 142,000 homesites reported at the end of the fourth quarter, reflecting the Company's ability to efficiently scale its national footprint through its proprietary technology platform.

Guidance

The Company is reaffirming its previously issued guidance from its fourth quarter and full year 2025 earnings call. First quarter results and pipeline activity remain consistent with these expectations. The Company expects to deploy approximately $1 billion of additional invested capital by mid-2026 using existing debt capacity, targeting a second quarter exit quarterly AFFO run rate of $0.78–$0.80 per share. 1 Based on current pipeline depth, total net new capital deployment of up to $2 billion is expected for full year 2026 – implying approximately 10% year-over-year AFFO per share growth.

Liquidity & Capitalization Update

Millrose maintains a conservative balance sheet and strong liquidity position to support continued growth.

As of March 31, 2026, the Company reported total assets of $9.6 billion and total liquidity of $1.5 billion, including cash and availability under its revolving credit facility.

Total debt was $2.4 billion, with a debt-to-capitalization ratio of approximately 29%. The Company remains committed to maintaining a conservative leverage profile, with a maximum debt-to-capitalization target of 33%. The Company’s capital structure includes a $1.835 billion unsecured credit facility, including a $500 million delayed-draw term loan commitment.

During the quarter, Millrose converted its credit facility from a secured to an unsecured structure and added a new $500 million delayed draw term loan commitment, expanding total capacity to $1.835 billion and providing additional liquidity and flexibility to support continued capital deployment.

Conference Call and Webcast Information

Millrose will host a conference call today, May 6 at 10:00 AM Eastern Time to discuss its first quarter results, recent developments, and outlook. The call webcast, as well as relevant earnings materials, will be available through the investor relations section of the Company’s website: ir.millroseproperties.com. A replay of the conference call will be available shortly after the broadcast.

About Millrose Properties, Inc.

Millrose is the premier homesite option platform for residential homebuilders, specializing in the acquisition and horizontal development of land to provide a predictable, just-in-time supply of finished homesites – the most scarce and mission-critical resource in homebuilding. Unlike traditional land bankers, Millrose uses a proprietary technology platform that provides real-time data analytics to drive acquisition decisions, with every transaction subject to rigorous independent due diligence. By enabling an asset-light model, Millrose provides its diverse roster of homebuilder partners with the strategic flexibility to maintain production volumes and optimize balance sheet efficiency across all market environments.

The Company is unable to provide a reconciliation to the most directly comparable GAAP measure without unreasonable efforts due to the inherent difficulty in forecasting the timing of items that have not yet occurred, as well as quantifying certain amounts that are necessary for such reconciliation.

Forward-Looking Statements

Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about Millrose’s plans, strategies and objectives, future earnings, expected transactions and guidance, as well as statements about Millrose’s business (including MPH Parent, LLC (“MPH Parent”), Millrose Properties Holdings, LLC (“Millrose Holdings”), Millrose Properties SPE LLC and any of the other Millrose subsidiaries), and Millrose’s future plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may”, “can”, “shall”, “will”, “expect”, “intend”, “anticipate”, “estimate”,

“believe”, “continue” or other similar words or the negatives thereof intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this release include statements regarding: Millrose’s plans and objectives for future operations, including plans and objectives relating to the future growth of our business and our homesite option platform; the availability of capital at any given time to finance the various endeavors, projects and acquisitions that are expected or planned for Millrose, as well as the availability of capital that needs to be reserved for specified uses (whether contractually or by law); expectations about the quality and value of our homesites and the existence of any liabilities attached to the homesites, and the adequacy of the protection, including our counterparties’ indemnification of Millrose in connection with the land assets acquired under the counterparty agreements; expectations and assumptions regarding our ongoing relationships with counterparties, including expectations that counterparties will fully perform their obligations under existing agreements, and timely exercise their purchase option; our expected business, operations and financial position; expectations and assumptions regarding our industry, the real estate markets or the economy, including statements regarding the competitive landscape; the possibility of providing our homesite option platform and continuing our expansion to new counterparties, and the nature of any such future arrangements; any expected use, development or sale of land assets that we have acquired or may acquire in the future; expectations and assumptions around our relationship with our external manager, Kennedy Lewis Land and Residential Advisors LLC, an affiliate and wholly-owned subsidiary of Kennedy Lewis Investment Management LLC; our status as a real estate investment trust (“REIT”) and MPH Parent’s, RCH Holdings, Inc.’s, and Millrose Holdings’ status as taxable REIT subsidiaries; expectations around ownership limits of our common stock; expectations and assumptions around our source of revenues, expected income, ability to secure financing or incur and repay indebtedness, and ability to comply with restrictions contained in our debt covenants; and other forward-looking statements, are all based on currently known or available information, which may not be indicative of future results (particularly as we are a recently formed company and have had limited historical operations as a standalone company), as well as assumptions and expectations that involve numerous risks and uncertainties. All forward-looking statements included in this release are qualified in their entirety by, and should be read in the context of, the risk factors and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov.

Non-GAAP Financial Measures

Invested Capital is a non-GAAP financial measure that represents the balance on which monthly cash option fees are paid by counterparties. Invested Capital includes certain components of our consolidated financial statements related to (i) homesites under option contracts, (ii) development loans receivable, and (iii) liabilities. The most directly comparable GAAP financial measure is homesites under option contracts as presented in the Company’s consolidated balance sheets. Management uses Invested Capital as a measure of the capital deployed and believes that the figure is useful to investors because it serves as the basis for generating option fees and other related income. This non-GAAP measure is presented solely to permit investors to more fully understand how our management assesses underlying performance and is not, and should not be viewed as, a substitute for GAAP measures, and should be viewed in conjunction with our GAAP financial measures.

AFFO means the Adjusted Funds From Operations, which are calculated as the net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate depreciation, adjusted to eliminate the impact of non-recurring items that are not reflective of ongoing operations and certain non-cash items that reduce or increase net income (loss) in accordance with GAAP, and also adjusted for income tax expense (other than income tax expenses of our TRSs) that will not be incurred following our election and qualification to be subject to tax as a REIT for U.S. federal income tax purposes.

Millrose Properties, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in thousands, except share amounts)

	March 31,	December 31,
	2026	2025
Assets
Homesites under option contracts	$9,177,273	$8,872,695
Development loan receivables, net	323,229	328,999
Cash	49,276	35,046
Other assets	20,271	21,367
Total assets	9,570,049	9,258,107
Liabilities and stockholders' equity
Builder deposits	960,294	927,004
Debt obligations, net	2,417,184	2,112,062
Development guarantee holdback liability	100,000	100,000
Deferred tax liabilities	81,957	77,333
Other liabilities	156,985	185,446
Total liabilities	3,716,420	3,401,845
Commitments and contingencies (See Note 9)
Stockholders' equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 0 shares issued at March 31, 2026	—	—
Class A common stock, $0.01 par value, 275,000,000 shares authorized, 154,183,686 shares issued at March 31, 2026	1,542	1,542
Class B common stock, $0.01 par value, 175,000,000 shares authorized, 11,819,811 shares issued at March 31, 2026	118	118
Additional paid-in capital	5,873,733	5,873,087
Distribution in excess of net income	(21,764)	(18,485)
Total stockholders' equity	5,853,629	5,856,262
Total liabilities and stockholders' equity	$9,570,049	$9,258,107

Millrose Properties, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share amounts)

	Three months ended March 31,
	2026	2025
Revenues:
Option fee revenues	$185,300	$80,081
Development loan income	9,629	2,617
Total revenues	194,929	82,698
Operating expenses:
Management Fee expense	28,153	12,104
Stock-based compensation expense	692	—
Provision for credit loss expense	—	—
Sales, general, and administrative expenses from pre-spin periods	—	24,960
Total operating expenses	28,845	37,064
Income from operations	166,084	45,634
Other income (expense):
Interest income	1,128	1,088
Interest expense	(39,212)	(2,536)
Other expenses	(79)	—
Total other income (expense)	(38,163)	(1,448)
Net income before income taxes	127,921	44,186
Income tax expense	5,037	4,380
Net income	$122,884	$39,806
Adjustment for expenses from pre-spin periods	—	24,960
Net income attributable to Millrose Properties, Inc. common stockholders	$122,884	$64,766
Basic earnings per share of Class A and Class B common stock	$0.74	$0.39
Diluted earnings per share of Class A and Class B common stock	$0.74	$0.39
Basic weighted average common shares of outstanding Class A and Class B common stock	166,003,497	166,003,497
Diluted weighted average common shares of outstanding Class A and Class B common stock	166,027,250	166,003,497

The table below reconciles GAAP reported homesites under option contracts to Invested Capital as of March 31, 2026 and summarizes Invested Capital activity for the three months ended March 31, 2026:

	Three Months Ended March 31, 2026
(in thousands)	Master Program Agreement	Other Agreements	Total
Invested Capital Reconciliation of GAAP to Non-GAAP
GAAP reported homesites under option contracts as of March 31, 2026	$6,392,353	$2,784,920	$9,177,273
Add: Development loan receivables (gross)	—	324,233	324,233
Remove: Interest receivable on development loans	—	(5,373)	(5,373)
Remove: Due from counterparties (1)	(35,931)	(28,924)	(64,855)
Remove: Net deferred tax assets and deferred tax liabilities from homesite inventories	(56,824)	—	(56,824)
Remove: Earnest deposits from homesites under option contracts	7,560	—	7,560
Remove: Homesites under option contracts acquired through purchase money mortgages	(33,000)	—	(33,000)
Add: Development holdback liability	(100,000)	—	(100,000)
Add: Builder deposit liabilities	(200,714)	(342,028)	(542,742)
Total Invested Capital as of March 31, 2026	$5,973,444	$2,732,828	$8,706,272
Invested Capital
Invested Capital as of December 31, 2025 (2)	$6,102,037	$2,367,642	$8,469,679
Takedown Proceeds (3)	(652,915)	(99,413)	(752,328)
Land Acquisition and Development Funding (4)	524,322	464,599	988,921
Invested Capital as of March 31, 2026	$5,973,444	$2,732,828	$8,706,272
(in millions)
Weighted Average Yield as of March 31, 2026 (5)	8.5%	10.7%	9.2%
Implied Quarterly Income Run Rate as of March 31, 2026 (6)	$127	$73	$200
Weighted Average Remaining Life as of March 31, 2026 (7)	3.5 years	2.3 years	3.2 years
Weighted Average Maturity as of March 31, 2026 (8)	64 months	38 months	56 months
(1)
Includes option fees received from counterparties in the subsequent month.
(2)
Includes (a) homesite under option contracts contributed by Lennar at Spin-Off and acquired from Rausch, less option earning deposits and other holdbacks, and (b) takedown, land acquisition and development funding activity through December 31, 2025.
(3)
Reduction in investment balance for the three months ended March 31, 2026 from (a) homesite takedowns pursuant to option agreements, net of deposit credits adjusted for non-option earning deposits, and (b) repayment of development loans.
(4)
Includes acquisitions of homesites under option contracts, net of option earnings deposits, and development loan funding for the three months ended March 31, 2026.
(5)
Based on average option rate and/or loan interest rate weighted by investment balance, assumes SOFR rate as of December 29, 2025.
(6)
Calculated by multiplying Invested Capital balance at end of period by weighted average yield as of March 31, 2026, adjusted for the number of days in the first quarter 2026.
(7)
Calculated by taking weighted average life per each community weighted by investment balance.
(8)
Calculated by taking months until the final scheduled homesite sale per each community weighted by investment balance.

The table below is a reconciliation of GAAP net income to AFFO and GAAP earnings per share to AFFO earnings per share for the three months ended March 31, 2026 and 2025:

	Three Months Ended
(in thousands, except share amounts)	March 31, 2026	March 31, 2025
Net income attributable to Millrose Properties, Inc. common stockholders	$122,884	$64,766
Adjustments:
Add: Amortization of deferred financing and issuance costs (1)	2,342	157
Add: Stock-based compensation expense (2)	692	—
Total adjustments	3,034	157
AFFO attributable to Millrose Properties, Inc. common stockholders	$125,918	$64,923
AFFO basic earnings per share of Class A and Class B common stock	$0.76	$0.39
AFFO diluted earnings per share of Class A and Class B common stock	$0.76	$0.39

Reconciliation of GAAP earnings per share to AFFO per share
GAAP reported basic and diluted earnings per share of Class A and Class B common stock	$0.74	$0.39
Adjustments:
Add: Amortization of deferred financing and issuance costs (1)	0.01	0.00
Add: Stock-based compensation (2)	0.01	—
AFFO basic and diluted earnings per share of Class A and Class B common stock	$0.76	$0.39

Basic weighted average common shares outstanding of Class A and Class B common stock	166,003,497	166,003,497
Diluted weighted average common shares outstanding of Class A and Class B common stock	166,027,250	166,003,497
(1)
Reflected in interest expense in the consolidated statements of operations. See Note 8. Debt Obligations in the condensed consolidated financial statements included elsewhere in this Form 10-Q.
(2)
RSUs granted to each member of the Board under the Millrose Properties, Inc. 2024 Omnibus Incentive Plan. See Note 12. Stock-Based Compensation Expense in the condensed consolidated financial statements included elsewhere in this Form 10-Q.

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